Exhibit 99.1

Washington Prime Group Provides COVID-19 Update

COLUMBUS, OH – April 15, 2020 – Washington Prime Group Inc. (NYSE: WPG) today announced an update on several fronts.

In its continued recognition of the need to address the coronavirus (COVID-19) pandemic, the Company will continue to work with tenants as well as relevant federal, state and local authorities to assess when it’s safe for communities to return to normal and accordingly begin to reopen its enclosed assets. The Company anticipates a portion of its open air centers, which represent approximately 40% of total net operating income (NOI), or 58 assets within the portfolio, to continue to remain open to offer essential goods and services to the extent permitted by law.

Based upon the continued uncertainty due to COVID-19, the Company is taking additional proactive measures to enhance liquidity and financial flexibility.

Lou Conforti, CEO and Director of Washington Prime Group, stated: “The COVID-19 pandemic, beyond the devastating global health impact, has inflicted unprecedented, social, mental and economic hardship upon all of us. While nearly impossible to glean any positive consequences whatsoever, I’ve actually witnessed something which serves as a testament to the compassion of my WPG family. Whether those on the front line or the support from corporate counterparts, their collective response has been a source of inspiration.

“While this exogenous shock has been dramatic to say the least, there will be a return to normalcy. In this regard, we’re preparing for business as usual…and don’t forget, our usual is anything but usual. With this in mind, I thought it’d be helpful to summarize what we’re doing from a financial, operational and philanthropic perspective. By the way…during March (yes, March) we actually signed 62 leases totaling 510,906 square feet…not sure but I think that’s what a historian would consider a Pyrrhic victory.”

Financial and Liquidity Measures

“As stated previously, even when taking into account the reality of dramatically reduced rental collections during the next quarter or so, Washington Prime Group anticipates having the ability to self fund itself during 2020 based on projections for the remainder of the year. We’ve stress tested these cash flows for a variety of ‘ramp up’ and deferred payment scenarios. These include delivery of projects currently under construction to the extent a tenant still anticipates opening during the latter half of the year.

“Notwithstanding, we deemed it prudent to recently draw down the remaining ~$130M of availability on our revolving credit facility in order to buttress our cash position. To further preserve cash, the Board has decided to temporarily suspend the quarterly cash dividend for common shares and operating partnership units throughout the remainder of the year with a potential true up of the fourth quarter 2020 dividend payment in order to address the Company’s REIT taxable income distribution requirements.”

Corporate Cost Saving Actions

“This national emergency has prompted Washington Prime Group to take necessary measures regarding corporate overhead and other cost saving measures. This has translated into a combination of furloughs and layoffs impacting ~20% of our workforce, field and corporate. This belt tightening also includes a freeze on hiring, terminating third party vendor contracts when applicable and senior management temporarily reducing base salaries.”

WPG Cares: Proactively Serving as a Community Resource

“I recently sent a letter offering up our assets and services to over 600 local, state, federal as well as nonprofit agencies combating the COVID-19 pandemic. To date, Washington Prime Group has performed ~150 community service projects (view here) including serving as distribution centers for medical supplies, the hosting of Coronavirus testing stations, providing space for food depository as well as other important immediate response actions. I’m pleased to report participation of assets with onsite management is nearly one hundred percent.”

Open for Small Business Initiative

“Small business not only is a major driver of the US economy and a meaningful percentage of our Company’s revenue, these local entrepreneurs provide flavor, literally and figuratively. It’s important we work with them regarding such measures as standardization of lease modification agreements; education via webinar on how to access SBA as well as other agency and nonprofit programs; as well as providing continuing education to improve upon their business once they reopen.

“With these objectives in mind, we created Open for Small Business (view here) in conjunction with the University of Chicago’s Institute for Justice Clinic on Entrepreneurship and University of Chicago faculty including Nobel Laureate Richard Thaler, Freakonomics author Steven Levitt and Institute Director Elizabeth Kregor. This resource is being made available to all small businesses whether or not they are a WPG tenant simply because it’s the right thing to do.”

Corporate Financial Assistance

“We are also exploring every possible manner by which we as well as our tenants, sponsors and guests are able to benefit from current and prospective economic stimulus packages, e.g. CARES Act. We’ve addressed relevant issues with government officials, lobbyists, et. al. and have written numerous letters explaining (and quantifying) the local and regional economic contribution of our assets. In many instances, property and sales tax revenue generated from a WPG asset is essential to the municipality where it’s located. There’s also the second order GDP impact relating to revenue repatriation from our tenant’s employees as these folks generally eat, shop, play and reside where they work.”

Tenant, Sponsor and Guest Communication

“We are in constant contact with our tenants, sponsors and guests regarding everything from closure updates to reopening procedures when the time comes. We have also introduced initiatives such as Well Picked Goods (view here for Polaris Fashion Place®), a weekly digital curation of local and national merchandise selected by the local management of a featured town center which includes an in store gift card promotion when tenants reopen.

“Stay healthy and strong and we’ll continue to grind it out.”

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. Washington Prime Group® and Polaris Fashion Place® are registered trademarks of the Company. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & EVP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “confident,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase store occupancy and same-store operating income; risks associated with the acquisition, disposition, (re)development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; losses associated with closures, failures and stoppages associated with the spread and proliferation of the COVID -19 (coronavirus) outbreak; to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on (re)development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal or regulatory proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; changes in LIBOR reporting practices or the method in which LIBOR is determined; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect new information, subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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